Item 77I - 	DWS Large Cap
Value Fund,
	DWS
Dreman Mid Cap
Value Fund and
DWS Dreman
Small Cap Value
Fund (each a
series of DWS
Value Series, Inc.)


DWS Large Cap Value Fund
DWS Dreman Mid Cap Value
Fund

At the November 17-19, 2010 Board
meeting, the Board of Directors of
DWS Value Series, Inc. approved
the launch of a new class for DWS
Large Cap Value Fund and DWS
Dreman Mid Cap Value Fund.  The
funds launched Class R shares,
which become effective on March 1,
2011.


DWS Dreman Small Cap Value
Fund


Effective on January 31, 2011, or
such earlier date as the fund's
advisor may determine (the "Cease
Sales Date"), the DWS Dreman
Small Cap Value Fund will be
closed to new investors except as
described below. Unless you fit into
one of the investor eligibility
categories described below, you
may not invest in the fund after the
Cease Sales Date.

You may purchase fund shares
through your existing fund account
and reinvest dividends and capital
gains if, as of 4:00 p.m. Eastern time
on the Cease Sales Date, you are:

?	A current fund shareholder; or
?	A participant in any group
retirement, employee stock
bonus, pension or profit sharing
plan that offers the fund as an
investment option.

New accounts that may purchase
fund shares may be opened for:

?	Transfers of shares from
existing accounts in this fund
(including IRA rollovers);
?	Officers, Trustees and Directors
of the DWS Funds, and full-
time employees and their family
members of Deutsche
Investment Management
Americas Inc. ("DIMA") and its
affiliates;
?	Any group retirement, employee
stock bonus, pension or profit
sharing plan using the Flex
subaccount recordkeeping
system made available through
ExpertPlan Inc. or Omni
recordkeeping system made
available through ADP, Inc.
under an alliance with DWS
Investments Distributors, Inc.
("DIDI");
?	Any discretionary wrap program
that holds fund shares as of the
Cease Sales Date may continue
to make additional purchases of
fund shares and to add new
accounts that may purchase
fund shares. These programs
must be pre-approved by
DIMA;
?	Any group retirement, employee
stock bonus, pension or profit
sharing plan, other than plans
distributed through the
ExpertPlan or ADP alliances,
that includes the fund as an
investment option as of the
Cease Sales Date;
?	All retirement plans and
discretionary wrap programs
that have approved the fund as
an investment option as of the
Cease Sales Date, but that have
not opened an account as of that
date, may open an account and
make purchases of fund shares
and add new accounts, provided
that the retirement plan or the
discretionary wrap program
opens its initial account with the
fund prior to April 30, 2011.
Documentation of fund
selection must be provided to
the advisor prior to the Cease
Sales Date.
?	Accounts managed by DIMA,
any advisory products offered
by DIMA or DIDI and for the
portfolios of DWS Target Date
Series or other "fund of funds"
managed by DIMA or its
affiliates.
?	In the case of certain mergers or
reorganizations, retirement
plans may be able to add the
closed fund as an investment
option and sponsors of certain
wrap programs with existing
accounts in the fund would be
able to continue to invest in the
fund on behalf of new
customers. Such mergers,
reorganizations, acquisitions, or
other business combinations are
those in which one or more
companies involved in such
transaction currently offers the
fund as an investment option,
and any company that as a result
of such transaction becomes
affiliated with the company
currently  offering the fund (as a
parent company, subsidiary,
sister company, or otherwise).
Such companies may request to
add the Fund as an investment
option under its retirement plan
or wrap program. In addition,
new accounts may be permitted
in the fund for certain plans and
programs offered in connection
with employer-sponsored
retirement plans where the
retirement plan has an existing
account in the fund. Requests
for new accounts into the fund
will be reviewed by
management on an individual
basis, taking into consideration
whether the addition to the fund
is believed to negatively impact
existing fund shareholders.
?	Under certain circumstances, all
or a portion of the shares held in
a closed fund account may be
reallocated to a different form of
ownership; this may include, but
is not limited to, mandatory
retirement distributions, legal
proceedings, estate settlements,
and the gifting of fund shares;

Except as otherwise noted, these
restrictions apply to investments
made directly with DIDI, the fund's
principal underwriter or through an
intermediary relationship with a
financial services firm established
with respect to the DWS Funds as of
the Cease Sales Date. Institutions
that maintain omnibus account
arrangements are not allowed to
open new sub-accounts for new
investors, unless the investor is one
of the types listed above. Once an
account is closed, new investments
will not be accepted unless you
satisfy one of the investor eligibility
categories listed above.

Exchanges will not be permitted
unless the exchange is being made
into an existing fund account. DIDI
may, at its discretion, require
appropriate documentation that
shows an investor is eligible to
purchase fund shares.

The fund may allow new
investments into the fund in certain
other circumstances. The fund may
resume sales of shares to additional
investors at some future date, but as
of the date of this sticker has no
intention to do so.
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77I - LCV _ DMCVF Class R and DSCVF Inst
Class Close.docx